UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2017

 BLACK CREEK DIVERSIFIED PROPERTY FUND INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (303) 228-2200

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01    Other Events.
December 1, 2017 Transaction Price
The transaction price for each share class of our common stock for subscriptions accepted as of December 1, 2017 (and redemptions as of November 30, 2017) is as follows:

Transaction Price (per share)
Class T	$7.4165
Class S	$7.4165
Class D	$7.4165
Class I	$7.4165
Class E	$7.4165
The transaction price for each of our share classes is equal to such class's NAV per share as of October 31, 2017. A calculation of the NAV per share is set forth below. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees.
October 31, 2017 NAV Per Share
Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is (1) posted on our website at www.blackcreekdiversified.com and (2) made available on our toll-free, automated telephone line, (888) 310-9352. Please see "Net Asset Value Calculation and Valuation Procedures" in our Post-Effective Amendment No. 10 to our Registration Statement on Form S-11 (Registration Number 333-197767), which was filed on September 1, 2017 and is available on the website of the Securities and Exchange Commission at the address www.sec.gov, for a more detailed description of our valuation procedures, including important disclosure regarding real property valuations provided by Altus Group U.S. Inc. (the "Independent Valuation Firm"). All parties engaged by us in the calculation of our NAV, including the external advisor, are subject to the oversight of our board of directors. Generally, all of our real properties are appraised once each calendar year by third party appraisal firms in accordance with our valuation guidelines and such appraisals are reviewed by our Independent Valuation Firm. We have included a breakdown of the components of total NAV and NAV per share for October 31, 2017 and September 30, 2017.
The following tables set forth the components of NAV for the Company as of October 31, 2017 and September 30, 2017 (amounts in thousands, except per share information). As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership ("OP Units") held by third parties, and “Aggregate Fund NAV” means the NAV of all of the Fund Interests.

	As of October 31, 2017	As of September 30, 2017
Office properties	$1,150,000	$1,190,050
Industrial properties	85,050	86,550
Retail properties	879,450	1,006,500
Total investments	$2,114,500	$2,283,100
Cash and other assets, net of other liabilities	(2,036,014)	5,916
Debt obligations	1,021,795	(1,159,579)
Aggregate Fund NAV	$1,100,281	$1,129,437
Total Fund Interests outstanding	148,356	151,550

NAV Per Share as of October 31, 2017	Total	Class T Shares	Class S Shares	Class D Shares	Class I Shares	Class E Shares	Class E OP Units
Monthly NAV	$1,100,281	$15,513	$124	$18,645	$254,140	$726,048	$85,811
Fund Interests outstanding	148,356	2,092	17	2,514	34,267	97,896	11,570
NAV Per Share	$7.4165	$7.4165	$7.4165	$7.4165	$7.4165	$7.4165	$7.4165

NAV Per Share as of September 30, 2017	Total	Class T Shares	Class S Shares	Class D Shares	Class I Shares	Class E Shares	Class E OP Units
Monthly NAV	$1,129,437	$15,593	$125	$18,693	$254,240	$753,847	$86,939
Fund Interests outstanding	151,550	2,092	17	2,508	34,114	101,153	11,666
NAV Per Share	$7.4526	$7.4526	$7.4526	$7.4526	$7.4526	$7.4526	$7.4526

The October 31, 2017 valuation for our real properties was provided by the Independent Valuation Firm in accordance with our valuation procedures and determined starting with the appraised value. Certain key assumptions that were used by our Independent Valuation Firm in the discounted cash flow analysis are set forth in the following table based on weighted averages by property type.

	Office	Industrial	Retail	Weighted Average Basis
Exit capitalization rate	6.41%	7.24%	6.51%	6.48%
Discount rate / internal rate of return ("IRR")	7.31%	8.04%	7.03%	7.23%
Annual market rent growth rate	3.17%	2.94%	2.85%	3.03%
Average holding period (years)	10.1	10.8	10.1	10.1
A change in the rates used would impact the calculation of the value of our real properties. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties:

Input	Hypothetical Change	Office	Industrial	Retail	Weighted Average Values
Exit capitalization rate (weighted average)	0.25% decrease	2.71%	2.17%	2.38%	2.55%
	0.25% increase	(2.51)%	(2.01)%	(2.20)%	(2.36)%
Discount rate (weighted average)	0.25% decrease	2.04%	2.00%	1.92%	1.99%
	0.25% increase	(2.00)%	(1.95)%	(1.88)%	(1.95)%
The October 31, 2017 valuation of our debt obligations was in accordance with fair value standards under GAAP. The key assumption used in the discounted cash flow analysis was the market interest rate. Market interest rates relating to the underlying debt obligations are based on unobservable Level 3 inputs, which we have determined to be our best estimate of current market interest rates of similar instruments. The weighted average market interest rate used in the October 31, 2017 valuation was 3.14%.
A change in the market interest rates used would impact the calculation of the fair value of our debt obligations. For example, assuming all other factors remain constant, a decrease in the weighted-average market interest rate of 0.25% would increase the fair value of our debt obligations by approximately 0.24%, resulting in a decrease to our NAV. Alternatively, assuming all other factors remain constant, an increase in the weighted-average market interest rate of 0.25% would decrease the fair value of our debt obligations by approximately 0.25%, resulting in an increase to our NAV.
Forward-Looking Statements
This Current Report on Form 8-K includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements include forward-looking assumptions and methodologies used to determine our NAV per share. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the

Exchange Act. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause our results to vary are general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of REITs), risk of acquisitions, availability and creditworthiness of prospective tenants, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in our current and any proposed market areas, tenants’ ability to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, tenant bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent periodic and current reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
99.1	Consent of Altus Group U.S. Inc *

*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Black Creek Diversified Property Fund Inc.
November 15, 2017
	By:	/s/ M. KIRK SCOTT
M. Kirk Scott
Managing Director, Chief Financial Officer and Treasurer